Computershare

November 14, 2007

Compass Minerals International, Inc.
9900 West 109th Street, Suite 600
Overland Park, KS 66210

Dear Sir/Madam:

As you know, effective October 13, 2007, Computershare Trust Company, N.A. became the transfer agent and registrar for your company’s stock.  This is the result of the purchase of the stock transfer business of UMB Bank, N.A. (“UMB”) by Computershare Limited.

Your company also has a Rights Agreement dated December 11, 2003 pursuant to which UMB serves as the Rights Agent.  Pursuant to Section 21 of the Rights Agreement, this serves as notice that UMB resigns as the Rights Agent, such resignation to be effective December 15, 2007.

Computershare Trust Company, N.A. will serve as the successor Rights Agent effective December 15, 2007 and will continue to provide all of the services set forth in the Rights Agreement under the terms and conditions set forth therein.

We would appreciate your signing below to acknowledge your acceptance of appointing Computershare Trust Company, N.A. as successor Rights Agent.

Please feel free to contact Nancy Hoffman at 816-442-8030 with any questions.

Exhibit 10.15

250 Royall Street
Canton, MA 02021
Telephone 781 575 2000
www.computershare.com

Worldwide
Argentina
Australia
Canada
Channel Islands
France
Germany
Hong Kong
India
Ireland
Italy
New Zealand
Philippines
Russia
Singapore
South Africa
Spain
Switzerland
United Arab Emirates
United Kingdom
United States

Very truly yours,	Very truly yours,
/s/ Charles V. Rossi	/s/ Lara L. Stevens
Charles V. Rossi	Lara L. Stevens
President	Vice President
Computershare Trust Company, N.A.	UMB Bank, N.A.

Acknowledged and Agreed:
Compass Minerals International, Inc.

/s/ Rodney L. Underdown
By: Rodney L. Underdown
Title: Vice President